EXHIBIT 10.7

              STOCK PURCHASE AGREEMENT BETWEEN GASCO ENERGY, INC.
                            AND FIRST ECOM.COM, INC.

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                            STOCK PURCHASE AGREEMENT

                                     between

                                GASCO ENERGY, INC

                                       and

                              FIRST ECOM.COM, INC.

















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                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT, is made as of the 5th day of July, 2001, between Gasco Energy, Inc., a Nevada corporation ("Gasco"), and First Ecom.com, Inc., a Nevada corporation ("FECC.")

         THE PARTIES HEREBY AGREE AS FOLLOWS:

1.       PURCHASE AND SALE OF STOCK.

         1.1      SALE AND ISSUANCE OF SERIES A PREFERRED STOCK.

                  (a) Gasco shall adopt and file with the Secretary of State of Nevada on or before the Closing (as defined below) the Certificate of Designation in the form attached hereto as Exhibit A (the "Certificate of Designation").

                  (b) Subject to the terms and conditions of this Agreement, FECC shall purchase at the Closing and Gasco shall sell and issue to FECC at the Closing 1,000 shares of Gasco's Series A Preferred Stock (the "Shares") for the aggregate purchase price of $19,000,000 (the "Purchase Price").

         1.2 CLOSING. The purchase and sale of the Shares shall take place at the offices of Gasco's counsel, at 10:00 A.M., on a date agreed to by the parties which shall not be more than five days after all the conditions set forth in Section 6 shall have been satisfied (which time and place are designated as the "Closing"). At the Closing Gasco shall deliver to FECC a certificate representing the Shares against payment of the Purchase Price therefor by wire transfer, to an account designated at least three days before the Closing by Gasco in writing, or at the option of FECC by the forgiveness of indebtedness owed by Gasco to FECC, or by a combination of cash and forgiveness of indebtedness.

2. REPRESENTATIONS AND WARRANTIES OF GASCO. Gasco hereby represents and warrants to FECC that, except as set forth in the Gasco Annual Report on Form 10-KSB for 2000 (the "Gasco 10-K") and all other reports filed with the SEC thereafter to the date hereof:

         2.1 VALID ISSUANCE OF PREFERRED AND CONVERSION STOCK. The Shares have been duly and validly authorized and, when issued, sold and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Shares has been duly and validly reserved for issuance and, when issued upon conversion of the Shares in accordance with the terms of the Certificate of Designations, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.




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         2.2      ORGANIZATION. Each of Gasco and its Subsidiaries
(collectively, the "Gasco Subsidiaries") is a corporation or duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority to carry on its business as now being conducted. Gasco and each of the Gasco Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing could not reasonably be expected to have a Material Adverse Effect on Gasco or prevent or materially delay the consummation of the Reorganization. Gasco has delivered to FECC complete and correct copies of the Articles of Incorporation of Gasco and By-laws of Gasco and has made available to FECC the Articles of incorporation and by-laws of each of the Gasco Subsidiaries.

         2.3 SUBSIDIARIES. Gasco's only subsidiaries are Pannonian Energy, Inc., a Delaware corporation, and San Joaquin Oil & Gas Ltd., a Nevada corporation. All of the outstanding shares of capital stock of each Gasco Subsidiary have been validly issued and are fully paid and nonassessable. All of the outstanding shares of capital stock of each Gasco Subsidiary are owned by Gasco or by another Gasco Subsidiary free and clear of all Liens. Except for the capital stock owned by Gasco, directly or indirectly, in the Gasco Subsidiaries, neither Gasco nor any of the Gasco Subsidiaries owns, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture, limited liability company or other entity.

         2.4 CAPITAL STRUCTURE. The authorized capital stock of Gasco consists of 105,000,000 shares of capital stock, of which 100,000,000 shares are authorized to be issued as common stock (the "Common Stock"), and 5,000,000 shares are authorized to be issued as preferred stock. On the date hereof, Gasco has (i) 25,700,000 shares of common stock issued and outstanding and no shares of preferred stock outstanding; (ii) no shares of stock held in its treasury;
(iii) 3,300,000 shares of common stock reserved for issuance upon exercise of outstanding stock options (the "Gasco Stock Options") and (iv) 768,333 shares of common stock that it may be required to issue under agreements. Except as set forth above and as contemplated by this Agreement there are no shares of capital stock of Gasco or shares of capital stock of any Gasco Subsidiary issued, reserved for issuance or outstanding, and there are no stock appreciation rights, phantom stock rights or other contractual rights the value of which is determined in whole or in part by the value of any capital stock of Gasco or any Gasco Subsidiary. The Gasco Stock Options and any other security convertible into or exercisable or exchangeable for Common Stock (each of which shall be determined on an as if converted, exercised or exchanged basis) are herein referred to as "Gasco Stock Equivalents." Each outstanding share of Common Stock is, and each share of common stock which may be issued pursuant to the Gasco Stock Options will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness of Gasco or any Gasco Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which Gasco's stockholders may vote except for that certain promissory note dated May 15, 2001 payable to FECC. Except as set forth above, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind obligating Gasco or any of the Gasco Subsidiaries

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to issue, deliver or sell or create, or cause to be issued, delivered or sold or created, additional shares of capital stock or other voting securities or Gasco Stock Equivalents or stock equivalents of any of the Gasco Subsidiaries or obligating Gasco or any of the Gasco Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

         There are no outstanding contractual obligations of Gasco or any of the Gasco Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Gasco or any of the Gasco Subsidiaries.

         2.5 AUTHORITY. The Board of Directors of Gasco, at a meeting duly called and held, duly adopted resolutions approving this Agreement. The execution, delivery and performance of this Agreement by Gasco and the consummation by Gasco of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Gasco. This Agreement has been duly executed and delivered by Gasco and (assuming the valid authorization, execution and delivery of this Agreement by FECC) constitutes the valid and binding obligation of Gasco enforceable against Gasco in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights and remedies generally, and (ii) is subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         2.6 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, state securities or "Blue Sky" laws, the Exchange Act, the NRS, or the rules and regulations of Nasdaq (collectively, the "Gasco Required Approvals"), neither the execution, delivery or performance of this Agreement by Gasco nor the consummation by Gasco of the transactions contemplated hereby will (i) violate or conflict with the Articles of Incorporation or By-laws of Gasco of any of the Gasco Subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings could not reasonably be expected to have a Material Adverse Effect on Gasco, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Gasco or any of the Gasco Subsidiaries is a party or by which any of their respective properties are bound, (iv) violate any law, court order, judgment, decree, or regulation applicable to Gasco or any of the Gasco Subsidiaries or by which any of their respective properties are bound, or (v) result in the creation or imposition of any Lien on any asset of Gasco or the Gasco Subsidiaries, except in the case of clauses
(iii), (iv) or (v) for violations, breaches or defaults that could not reasonably be expected to have a Material Adverse Effect on Gasco.

         2.7 SEC DOCUMENTS AND OTHER REPORTS. Gasco has filed with the SEC all documents required to be filed by it since it became required to do so under the Securities Act or the Exchange Act (the "Gasco SEC Documents"). As of their respective filing dates,



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the Gasco SEC Documents were prepared substantially in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date so filed, and at the time filed with the SEC (or if amended or superseded by a filing prior to the date hereof, then on the date of such filing) none of the Gasco SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Gasco included in the Gasco SEC Documents have been prepared in accordance with generally accepted accounting principles (except in the case of the unaudited statements permitted by Form 10-Q under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of Gasco and the consolidated Gasco Subsidiaries as of the respective dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

         2.8 ABSENCE OF MATERIAL ADVERSE CHANGE. Since December 31, 2000, Gasco and the Gasco Subsidiaries have conducted their respective businesses in all material respects only in the ordinary course, consistent with past practices, and there has not been (i) any Material Adverse Change with respect to Gasco, (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock or any redemption, purchase or other acquisition of any of its capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iv) any material change in accounting methods, principles or practices by Gasco affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

         2.9 PERMITS; COMPLIANCE WITH LAWS. (a) Each of Gasco and the Gasco Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, charters, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Gasco or any of the Gasco Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Gasco Permits"), except where the failure to have any of the Gasco Permits could not, individually or in the aggregate, have a Material Adverse Effect on Gasco, and, as of the date of this Agreement, no suspension or cancellation of any of the Gasco Permits is pending or, to the knowledge of Gasco, threatened, except where the suspension or cancellation of any of the Gasco Permits could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Gasco. The business of Gasco and the Gasco Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations that could not reasonably be expected to have a Material Adverse Effect on Gasco.

         2.10 TAX MATTERS. Except as would not have a Material Adverse Effect on Gasco: (i) Gasco and each of the Gasco Subsidiaries have timely filed (after taking into account any extensions to file) all Tax Returns required to be filed by them either on a separate or combined or consolidated basis; (ii) all such Tax Returns are correct in all respects and



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accurately disclose in all respects all Taxes required to be paid for the periods covered thereby; (iii) Gasco and the Gasco Subsidiaries have paid or caused to be paid all Taxes shown as due on such Tax Returns and all Taxes for which no Tax Return was required to be filed, and the financial statements contained in the Gasco SEC Documents reflect an adequate reserve as determined in accordance with generally accepted accounting principles for all material Taxes payable by Gasco and the Gasco Subsidiaries and not yet due (other than a reserve for deferred Taxes established to reflect timing differences between book and Tax treatment) for all taxable periods and portions thereof accrued through the date of such financial statements; (iv) none of Gasco or any Gasco Subsidiary has waived in writing any statute of limitations in respect of Taxes;
(v) there is no action, suit, investigation, audit, claim or assessment that has been formally commenced or proposed to Gasco in writing with respect to Taxes of Gasco or any of the Gasco Subsidiaries where an adverse determination is reasonably likely; (vi) there are no Liens for Taxes upon the assets of Gasco or any Gasco Subsidiary except for Liens relating to current Taxes not yet due;
(vii) all Taxes which Gasco or any Gasco Subsidiary is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued on the books of Gasco or such Gasco Subsidiary; (viii) neither Gasco nor any Gasco Subsidiary has been a member of any group of corporations filing Tax Returns on a consolidated, combined, unitary or similar basis other than each such group of which it is currently a member; (ix) no deduction of any amount that would otherwise be deductible by Gasco or any of the Gasco Subsidiaries could be disallowed under Section 162(m) of the Code; (x) neither Gasco nor any of the Gasco Subsidiaries is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code; (xi) none of Gasco, FECC or any of their Subsidiaries will be obligated to make a payment, in connection with the transactions contemplated hereunder or otherwise, to any employee or former employee of, or individual providing services to, Gasco or any Gasco Subsidiary that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future; and (xii) none of Gasco, FECC or any of their Subsidiaries will be obligated to pay any excise taxes or similar taxes imposed on any employee or former employee of, or individual providing services to, Gasco or any Gasco Subsidiary under Section 4999 of the Code or any similar provisions as a result of the consummation of the transactions contemplated hereby, either alone or in connection with any other event.

         2.11 LIABILITIES. Except for the $500,000 principal amount promissory note made by Gasco in favor of FECC, Gasco and the Gasco Subsidiaries, taken as a whole, do not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of Gasco and the Gasco Subsidiaries or in the notes thereto that were not set forth in the March 31, 2001 balance sheet in Gasco's quarterly report on Form 10-Q for the quarter then ended, other than (i) liabilities and obligations incurred in the ordinary course of business since March 31, 2001 or
(ii) liabilities arising after March 31, 2001 which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Gasco.

         2.12 BENEFIT PLANS; EMPLOYEES AND EMPLOYMENT PRACTICES. Except for the Pannonian Employee Royalty Trust Agreement, neither Gasco nor any of the Gasco


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Subsidiaries has adopted or agreed to create, adopt or contribute to any Gasco
Benefit Plan. Except as between Gasco and each of Marc Bruner, Mark Erickson, King Grant and Michael Decker, there exist no material employment, consulting, severance, bonus, incentive or termination agreements between Gasco or any of the Gasco Subsidiaries and any current or former employee, officer or director of Gasco or any of the Gasco Subsidiaries.

         2.13 LITIGATION. As of the date of this Agreement there is no suit, action, proceeding or investigation pending or, to Gasco's knowledge, threatened, against Gasco or any of the Gasco Subsidiaries before any Governmental Entity that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Gasco. Neither Gasco nor any of the Gasco Subsidiaries is subject to any outstanding judgment, order, writ, injunction or decree that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Gasco.

         2.14 ENVIRONMENTAL MATTERS. Gasco is conducting its businesses in material compliance with all applicable laws, including Environmental Laws, and has and is in compliance with all licenses and permits required under any such laws, unless failure to so comply would not reasonably be expected to have a Material Adverse Effect. None of Gasco's operations or properties is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials, unless such remedial action would not reasonably be expected to have a Material Adverse Effect. Gasco is not responsible (and to the best knowledge of Gasco, no Person has filed any notice indicating that Gasco is responsible) for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials. To the best knowledge of Gasco, no Hazardous Materials have been improperly released by any other Person or are improperly stored or disposed of, upon any property of Gasco, unless such release, storage or disposal would not reasonably be expected to have a Material Adverse Effect.

         2.15 INTELLECTUAL PROPERTY. The Intellectual Property Rights consist solely of items and rights which are: (i) owned by Gasco or the Gasco Subsidiaries; (ii) in the public domain; or (iii) rightfully used by Gasco or the Gasco Subsidiaries pursuant to a license, and, with respect to Intellectual Property Rights owned by Gasco or the Gasco Subsidiaries, Gasco or the Gasco Subsidiaries own the entire right, title and interest in and to such Intellectual Property Rights free and clear of any Liens. Gasco and the Gasco Subsidiaries have all rights in the Intellectual Property Rights necessary to carry out their businesses substantially as currently conducted except as could not reasonably be expected to have a Material Adverse Effect on Gasco. The Intellectual Property Rights do not infringe on any proprietary right of any Person, except to the extent that any such infringement, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Gasco. As of the date of this Agreement, no claims against Gasco or any Gasco Subsidiary (or, to Gasco's knowledge, against any other holder of Intellectual Property Rights) (x) challenging the validity, effectiveness, or ownership by Gasco or the Gasco Subsidiaries of any of the Intellectual Property Rights, or
(y) to the effect that the Intellectual Property Rights infringe or will infringe on any intellectual property or other proprietary right of any Person have

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been asserted or, to Gasco's knowledge, are threatened by any Person nor to
Gasco's knowledge are there any valid grounds for any bona fide claim of any such kind. To Gasco's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Intellectual Property Rights by any third party, employee or former employee of Gasco or the Gasco Subsidiaries.

         2.16 BROKERS. Except for Canaccord Capital (Europe) Ltd. ("Canaccord") the fees and expenses of which will be paid by Gasco (and are reflected in agreements with Gasco, true and correct copies of which have been furnished to and accepted by FECC), no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Gasco. In no event shall the cash amounts paid or payable by Gasco to Canaccord in connection with the transactions contemplated by this Agreement exceed $1,500,000 in the aggregate. In addition, Gasco is obligated to issue
125,000 shares of Common Stock to Canaccord and has issued warrants to purchase 900,000 shares of Common Stock to Wet Coast Management.

         2.17 CONTRACTS. Except as set forth in the Gasco 10-K and as otherwise referred to herein, and except for this Agreement, and the agreements referenced hereby, neither Gasco nor any of the Gasco Subsidiaries is a party to or bound by: (i) any "material contract" (as such term is defined in Schedule 601(b)(10) of Regulation S-K of the SEC) or any agreement, contract or commitment the loss or termination of which could have a Material Adverse Effect on Gasco; (ii) any non-competition agreement or any similar agreement or obligation which materially limits or could materially limit Gasco or any of the Gasco Subsidiaries from engaging in the business of petroleum and natural gas exploration; or (iii) any management agreement, technical services agreement or other agreement whereby Gasco or any of the Gasco Subsidiaries is providing or is required to provide management or technical services to any other Person. (Taken as a whole, the contracts and agreements required to be filed by Gasco with the SEC are collectively referred to as the "Gasco Contracts"). With such exceptions as, individually or in the aggregate, have not had, and could not be reasonably expected to have, a Material Adverse Effect on Gasco, (x) each of the Gasco Contracts is valid and in full force and effect (except to the extent they have previously expired in accordance with their terms), and (y) neither Gasco nor any of the Gasco Subsidiaries has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of any Gasco Contract. To the knowledge of Gasco, no counterparty to any such contract, agreement or commitment has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both would constitute a default or other breach under the provisions of, such Gasco Contract, except for defaults or breaches which, individually or in the aggregate, have not had, or would not reasonably be expected to have, a Material Adverse Effect on Gasco. Neither Gasco nor any of the Gasco Subsidiaries is a party to, or otherwise a guarantor of or liable with respect to, any interest rate, currency or other swap or derivative transaction, other than any such transactions which are not material to the business of Gasco or the Gasco Subsidiaries. Gasco has provided or made available to FECC a copy of each agreement described in subparts (i),
(ii) and (iii) above. The designation or definition of Gasco Contracts for purposes of this Section 2.17 and the disclosures made pursuant hereto shall not be construed or utilized to expand, limit or


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define the terms "material" and "Material Adverse Effect" as otherwise referenced and used in this Agreement.

         2.18 TRANSACTIONS WITH AFFILIATES. Except for the agreements referred to in Section 2.12, to Gasco's knowledge, no director or executive officer of Gasco or any 5% or greater stockholder of Gasco is at the date hereof a party to any transaction with Gasco or any of the Gasco Subsidiaries in which the amount involved exceeds $50,000, including any contract or arrangement providing for the furnishing of services to or by, providing for rental of real or personal property (including intellectual property) to or from, or otherwise requiring payments to or from Gasco or any of the Gasco Subsidiaries.

         2.19 EXECUTIVE COMMITTEE. The resolutions attached hereto as Exhibit B have been adopted by the Gasco Board of Directors and are in full force and effect on the date hereof.

         2.20 LEASES. Gasco holds good and defensible title to the leases set forth on Schedule C in accordance with standards generally acceptable in the oil and gas industry, free and clear of any mortgage, lien, charge, encumbrance, easement or title imperfection, except liens for (i) taxes or assessments not due and payable, or which are being contested in good faith by appropriate proceedings, (ii) liens for current costs of development and operation under operating agreements, none or which is in default, (iii) development obligations under the leases, the breach of which will result in failure of title only as to portions of the property subject to the lease where producing units have not been established and (iv) title imperfections that do not in the aggregate materially detract from the value or materially interfere with the current use of the properties leased by Gasco as a whole. Each lease set forth on Schedule C is valid and subsisting and there is not any existing default under any such lease, with such exceptions as in the aggregate are not material to all of such leases taken as a whole.

3. REPRESENTATIONS AND WARRANTIES OF FECC. FECC hereby represents and warrants that:

         3.1 AUTHORIZATION. FECC has full corporate power and authority to enter into this Agreement, and this Agreement constitutes its legal valid and binding obligation, enforceable against FECC in accordance with its terms.

         3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Shares and the Common Stock issuable upon conversion thereof (the "Conversion Stock" and, collectively with the Shares, the "Securities") will be acquired for investment for FECC's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof except in compliance with applicable securities laws.

         3.3 INVESTMENT EXPERIENCE. FECC acknowledges that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the shares. FECC represents that it has not been organized for the purpose of acquiring the Shares.

         3.4 ACCREDITED INVESTOR. FECC is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.


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         3.5      RESTRICTED SECURITIES. FECC understands that the Securities are "restricted securities" under the federal securities laws inasmuch as they are being acquired from Gasco in a transaction not involving a public offering and that under such laws and applicable regulations the Securities may be resold without registrations under the Act only in certain limited circumstances. FECC represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

4.       COVENANTS OF GASCO AND FECC.

         4.1      DELIVERY OF FINANCIAL INFORMATION; AUDITOR

                  4.1.1 Gasco shall deliver to FECC financial information about Gasco sufficiently ahead of the deadlines for filing reports with the SEC to permit FECC to prepare and file such reports on a timely basis. Gasco acknowledges that its results of operations will be material to FECC's financial statements. Gasco shall provide preliminary information regarding its results of operations to FECC when and as the same becomes available with the understanding that the information is subject to change. Final results of operations of Gasco shall in any event be delivered to FECC at least ten business days before the same are required to be included in a report that FECC is required to file with the SEC.

                  4.1.2 Gasco shall engage and retain the same firm of certified public accountants to audit its financial statements for any period as audits FECC's financial statements for the period that such FECC statements include Gasco financial information for such period.

         4.2 INSPECTION. Gasco shall permit FECC, at FECC's expense, to visit and inspect Gasco's properties, to examine its books of account and records and to discuss Gasco's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by FECC.

         4.3 USE OF PROCEEDS. Gasco shall use the proceeds from the sale of the Shares solely to:

                         (i) drill, complete and equip natural gas wells (commonly referred to as "obligation wells") necessary to retain the mineral leases

                                (a) owned by Gasco today in the Green River Basin and

                                (b) to be acquired from Ultra Petroleum by Gasco in the future (these leases commonly referred to as the old Chevron leases);

                         (ii)   drill, complete and equip wells in the Uinta
         Basin;

                         (iii) pay up to $1,600,000 and $3,600,000 of general and administrative expenses in 2001 and 2002, respectively, and in addition pay expenses incurred in connection with the negotiation of the terms of and the issuance and sale of the Shares to FECC;

[00164029-3]

                         (iv) pay up to $700,000 to the Seller as partial consideration for the acquisition of LTM Energy Corporation; and

                         (v) repay all amounts owed to FECC under that certain $500,000 principal amount promissory note dated May 15, 2001, which note Gasco shall repay in cash in full as soon or practicable after the date hereof.

         4.4 GASCO BOARD REPRESENTATION. Gasco shall use its best efforts to cause a person designated by FECC (who shall be Gregory M. Pek unless FECC otherwise notifies Gasco) to become and remain a director of Gasco (the "FECC Designee") and to cause that person to become and remain a member of the executive committee as constituted on the date hereof as evidenced by the Gasco board of directors resolutions attached hereto as Exhibit B.

         4.5      FECC LOCKUP

                  4.5.1 Except as permitted by Sections 4.5.2 and 5.2, FECC shall not sell, exchange, transfer or otherwise dispose of any of the Securities during the Lockup Period. As used herein, "Lockup Period" shall mean the period commencing on the date hereof and ending on the earliest to occur of the following:

                         (i)    the third anniversary of the date hereof;

                         (ii) the commencement of a public offer to purchase at least half of the outstanding Common Stock of Gasco that is open to all stockholders of Gasco;

                         (iii) the execution and delivery by Gasco of an agreement to merge with another person in a transaction of which Gasco is not the surviving person;

                         (iv) FECC's receipt of notice from the SEC staff to the effect that it is the view of the SEC that FECC is an investment company, as that term is defined in the Investment Company Act of 1940, as amended, by virtue of its ownership of the Securities.

                  4.5.2 Nothing contained in Section 4.5.1 shall preclude FECC from selling up to 10% of the Conversion Stock after the first anniversary, and up to an additional 10% of the Conversion Stock after the second anniversary, in any event subject to compliance by FECC with Section 4.6.

         4.6 RIGHT OF FIRST REFUSAL. During the Lockup Period, FECC shall not sell, exchange, transfer or otherwise dispose of any of the Securities except pursuant to Section 5.2 unless the requirements of this Section 4.6 shall have been satisfied.

                  4.6.1 FECC shall in writing offer to sell to Gasco the Securities it plans to transfer. Such offer shall set forth in reasonable detail the price and other terms of the offer.

                  4.6.2 Gasco shall have 60 days after receiving the offer in which to accept the offer in writing and to acquire the Securities by delivering the full purchase price therefor

[00164029-3]
to FECC and otherwise complying with the other terms to be complied with during such period.

                  4.6.3 If Gasco does not accept the offer and acquire the Securities as required by Section 4.6.2, then FECC shall be free to sell the Securities so offered to Gasco to another person on the same terms or on terms more favorable to FECC for a period of six months commencing upon the expiration of the 60-day period referred to in Section 4.6.2 (or upon the delivery of a binding, irrevocable, written notice by Gasco to FECC that Gasco declines the offer).

         4.7      REGISTRATION RIGHTS

                  4.7.1  Definitions. For purposes of this Section 4.7:

                  (a) The term "Act" means the Securities Act of 1933, as amended.

                  (b) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (c) The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  (d) The term "Registrable Securities" means the Conversion Shares and any other Common Stock owned by FECC.

                  4.7.2  REQUEST FOR REGISTRATION.

                  (a) If Gasco shall receive at any time after the Lockup Period, or a reasonable interval before the expiration of the Lockup Period so as to allow a registration statement to be declared effective by the SEC on the day after the Lockup Period expires, a written request from FECC that Gasco file a registration statement under the Act covering the registration of any Registrable Securities, then Gasco shall effect as soon as practicable, and in any event within 120 days of the receipt of such request, the registration under the Act of all Registrable Securities that FECC requested be registered, subject to the limitations of subsection (c) and (d).

                  (b) If FECC intends to distribute the Registrable Securities by means of an underwriting, it shall so advise Gasco as a part of its request. The underwriter will be selected by the FECC. In such event, FECC shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

                  (c) Notwithstanding the foregoing, if Gasco shall furnish to FECC a certificate signed by the Chief Executive Officer of Gasco stating that in the good faith judgment of the Board of Directors of Gasco, it would be seriously detrimental to Gasco and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, Gasco shall have the right to defer taking action with

[00164029-3]
respect to such filing for a period of not more than 180 days after receipt of the request of FECC; provided, however, that Gasco may not utilize this right more than once in any two-year period.

                  (d) In addition, Gasco shall not be obligated to effect, or to take any action to effect, any registration after Gasco has effected three registrations pursuant to this Section 4.7 and such registrations have been declared or ordered effective or at any time before the Lockup Period has expired.

                  4.7.3  Obligations of Gasco. Whenever required under this
Section 4.7 to effect the registration of any Registrable Securities, Gasco shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of FECC, keep such registration statement effective for a period of up to one hundred eighty (180) days or until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such 180-day period shall be extended for a period of time equal to the period the FECC refrains from selling any securities included in such registration at the request of Gasco; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, the registration statement shall be kept effective until all such Registrable Securities are sold.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to FECC such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

                  (d) Use its best efforts to register and quality the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by FECC; provided that Gasco shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. FECC shall also enter into and perform its obligations under such an agreement.

                  (f) Notify FECC at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue

[00164029-3]
statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Cause all such Registrable Securities registered pursuant hereto to be listed on each securities exchange on which similar securities issued by Gasco are then listed.

                  (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                  (i) Furnish, at the request of FECC, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of counsel representing Gasco for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to FECC and (ii) a letter dated such date, from the independent certified public accountants of Gasco, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to FECC.

                  4.7.4 FURNISH INFORMATION. It shall be a condition precedent to the obligations of Gasco to take any action pursuant to this Section 4.7 with respect to the Registrable Securities that FECC shall furnish to Gasco such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

                  4.7.5 Expenses of Demand Registration. Gasco shall pay all expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 4.7, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for Gasco and the fees and disbursements of one counsel for FECC.

                  4.7.6 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 4.7:

                  (a) To the extent permitted by law, Gasco will indemnify and hold harmless FECC, any underwriter (as defined in the Act) for FECC and each person, if any, who controls FECC or such underwriter within the meaning of the Act or the 1934 Act, against losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any

[00164029-3]
amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Gasco of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and Gasco will pay to FECC and each underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that this indemnity shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Gasco (which consent shall not be unreasonably withheld), nor shall Gasco be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by FECC or any such underwriter or controlling person.

                  (b) To the extent permitted by law, FECC will indemnify and hold harmless Gasco, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls Gasco within the meaning of the Act, any underwriter, and any controlling person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information provided to Gasco by FECC for the purpose of being used in connection with such registration; and FECC will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that this indemnity shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of FECC, which consent shall not be unreasonably withheld; and further provided that in no event shall any indemnity under this subsection exceed the gross proceeds from the offering received by FECC.

                  (c) Promptly after receipt by an indemnified party of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability

[00164029-3]
to defend such action, shall relieve such indemnifying party of any liability to the indemnified party.

                  (d) If the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement of omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  (f)    The obligations of Gasco and FECC under this Section
4.7.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 4.7, and otherwise.

                  4.7.7 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, Gasco shall not, without the prior written consent of FECC, enter into any agreement with any holder or prospective holder of any securities of Gasco that would allow such holder or prospective holder to include such securities in any registration filed under Section 4.7 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities included therein.

         4.8 FECC BOARD REPRESENTATION. FECC shall use its best efforts to cause a person designated by Gasco (who shall be Marc Bruner unless Gasco otherwise notifies FECC) to become and remain a director of FECC.

5.       Covenants and Representations of Certain Stockholders

         5.1 VOTING AGREEMENT. Mark Erickson and Marc Bruner (the "Principal Stockholders") shall vote whatever voting securities of Gasco they now own or hereafter acquire in favor of the election of the FECC Designee to the Board of Directors of Gasco.

         5.2 TAG ALONG RIGHTS. Except as set forth in Section 5.2.4, until the later of (i) the fifth anniversary hereof and (ii) the date on which FECC no longer owns any securities, the

[00164029-3]

Principal Stockholders shall not sell, exchange, transfer or otherwise dispose of any Common Stock of Gasco unless the requirements of this Section 5.2 shall have been satisfied.

                  5.2.1 The selling Principal Stockholder shall in writing notify FECC that he has received an offer to purchase Common Stock, which he plans to accept. Such notice shall set forth in reasonable detail the price and other terms of the offer. FECC may at its option elect to sell up to the Pro Rata Amount of Common Stock owned by FECC to the prospective purchaser in lieu of Common Stock owned by the selling Principal Stockholder. As used herein, "Pro Rata Amount" means a fraction, the numerator of which is the number of shares of Common Stock owned, or issuable upon exercise or conversion of Gasco securities owned, by FECC, and the denominator of which is the total number of shares of Common Stock owned, or issuable upon exercise or conversion of Gasco securities owned, by Gasco and FECC.

                  5.2.2 FECC shall have 20 days after receiving the notice in which to notify the selling Principal Stockholder in writing that it wishes to participate in the offer. If it does so notify the selling Principal Stockholder, then it shall deliver certificates representing the Common Stock it has elected to sell, free and clear of any lien or encumbrance, to the selling Principal Stockholder at least two business days before the Principal Stockholder is required to deliver them to the prospective purchaser, and the selling Principal Stockholder shall deliver them to the prospective purchaser in lieu of Common Stock owned by him and deliver the consideration therefor to FECC by no later than the next business day.

                  5.2.3 If FECC does not accept the offer to participate in the offer to purchase the selling Principal Stockholder's Common Stock, he is free to accept the offer himself.

                  5.2.4 Neither Principal Stockholder need meet the requirements of this Section 5.2 set forth above with respect to the sale each year of up to ten percent of the Common Stock owned by him at the beginning of such year.

         5.3 STOCK OWNERSHIP. Each Principal Stockholder represents and warrants to FECC that he beneficially owns the number of issued and outstanding shares of Gasco Common Stock, and no more and no fewer, set forth opposite his name below:

                  Marc Bruner                        2,847,192

                  Mark Erickson                      2,307,358

         5.4 13D GROUPS. Each Principal Stockholder covenants with FECC that he will not join or remain a member of any group, as that term is used in
Section 13(d) of the Securities Exchange Act of 1934, if such group would have a combined voting power equal to 25% or more of the combined voting power of the outstanding Common Stock and Series A Preferred Stock of Gasco.

6. CONDITIONS OF FECC'S OBLIGATIONS AT CLOSING. The obligations of FECC under subsection 1.1(b) of this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions:

[00164029-3]

         6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Gasco contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

         6.2 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares shall be duly obtained and effective as of the Closing.

         6.3 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to FECC's counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request

         6.4 OPINION OF COMPANY COUNSEL. FECC shall have received from counsel for Gasco, an opinion dated as of the Closing to the effect that the Securities have been duly authorized and that the Shares have been and the Conversion Stock when issued will be validly issued, fully paid and nonassessable.

         6.5 ENGINEER'S REPORT. FECC shall have received and its Board of Directors shall have approved a report of a qualified independent engineer (who shall be Bruce Lazier if he is available) with respect to the potential natural gas reserves of Gasco.

7. CONDITIONS OF GASCO'S OBLIGATIONS AT CLOSING. The obligations of Gasco to FECC under this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions by FECC:

         7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of FECC contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

         7.2 PAYMENT OF PURCHASE PRICE. FECC shall have delivered the Purchase Price.


         7.3 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

8.       MISCELLANEOUS.


         8.1 SURVIVAL. The representations, warranties and covenants of Gasco and FECC contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of FECC or Gasco.

         8.2 ASSIGNMENT; SUCCESSORS AND ASSIGNS. This Agreement shall not be assignable by any party hereto without the prior written consent thereto, and any purported assignment

[00164029-3]
in violation hereof shall be null and void. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         8.3 GOVERNING LAW; JURISDICTION. This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of Nevada, excluding its conflict of law provisions. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Nevada and of the United States of America located in Nevada (the "Nevada Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby, waive any objection to the laying of venue of any such litigation in the Nevada Courts and agree not to plead or claim in any Nevada Court that such litigation brought therein has been brought in an inconvenient forum; PROVIDED that any judgment obtained in any such litigation may be enforced in any court having jurisdiction over a party or its assets.

         8.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.5 TITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         8.6 NOTICES. All notices and other communications hereunder shall be validly given or made if in writing, when delivered personally (by courier service or otherwise), when delivered by telecopy, or when actually received when mailed by first-class certified or registered United States mail, postage-prepaid and return receipt requested, in each case to the address of the party to receive such notice or other communication set forth below, or at such other address as any party hereto may from time to time advise the other parties pursuant to this subsection:


                  If to Gasco, to:

                  Gasco Energy, Inc.
                  14 Inverness Drive East
                  Building H, Suite 236
                  Englewood, Colorado 80112
                  Attention:  Mark Erickson
                  Facsimile:

                  with a copy to:

                  Dill, Dill, Carr, Stonbraker & Hutchings, P.C.
                  Suite 300
                  455 Sherman Street
                  Denver, Colorado 80203

[00164029-3]

                  Attention: Fay M. Matsukage
                  Facsimile: 303-777-3823

                  if to FECC, to:

                  First Ecom.com, Inc.
                  80 Gloucester Road
                  19th Floor
                  Wan Chai
                  Hong Kong SAR
                  Attention: Gregory M. Pek
                  Facsimile: 852.2804.6291

                  with a copy to:

                  Friedman Kaplan Seiler & Adelman LLP
                  875 Third Avenue
                  New York, New York 10022
                  Attn:  D. Roger Glenn, Esq.
                  Telecopy:  (212) 355-6401



         8.7 EXPENSES. Gasco and FECC each shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

         8.8 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Gasco and FECC.

         8.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         8.10 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein or therein has been made or relied upon by either party hereto. Neither this Agreement nor any provision hereof or thereof, is intended to confer upon any person other than the parties hereto rights or remedies hereunder or thereunder.

[00164029-3]

         8.11 DEFINITIONS. As used in this Agreement, the following terms have the meanings given to them below:

         "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

         "Affiliate" shall mean with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person provided that, for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City, are authorized or required by law to close.

         "Closing" shall have the meaning set forth in Section 2.

         "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

         "Environmental Laws" shall mean any applicable statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity relating to or regulating or imposing liability or standards of conduct with respect to pollution, protection of the environment or environmental regulation or control or regarding Hazardous Substances or occupational health or safety.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, together with the rules and regulations promulgated thereunder.

         "ERISA Affiliate" shall mean (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Gasco; (ii) any partnership, trade or business (whether or not incorporated) which on the day before the Closing Date was under common control (within the meaning of Section 414(c) of the Code) with Gasco; and (iii) any entity which is a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as either Gasco, any corporation described in clause (i) or any partnership, trade or business described in clause (ii).

         "ERISA Benefit Plan" shall mean a Gasco Benefit Plan maintained as of the date of this Agreement which is also an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) or which is also an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA).

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

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

         "Final Order" shall mean action by the applicable Governmental Entity which is in full force and effect, with respect to which no petition or other request for such Governmental Entity or court stay, reconsideration or review of any kind is pending, and as to which all time periods have expired within which a Governmental Entity may be asked to stay, reconsider or review the action or may stay, reconsider or review the action sua sponte.

         "Gasco Benefit Plan" shall mean any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, life insurance, supplemental unemployment benefits, employee stock purchase, stock appreciation, restricted stock or other employee benefit plan, policy, arrangement or agreement providing benefits to any current or former employee, officer or director of Gasco or any of the Gasco Subsidiaries or with respect to which Gasco or any of the Gasco Subsidiaries (or, in the case of an ERISA Benefit Plan, any of the Gasco's ERISA Affiliates) may have any liability.

         "Gasco Contracts" shall have the meaning set forth in Section 2.17.

         "Gasco Employee" shall mean any employee of Gasco or any of the Gasco Subsidiaries.

         "Gasco Permits" shall have the meaning set forth in Section 2.9.

         "Gasco Required Approvals" shall have the meaning set forth in Section 2.6.

         "Gasco SEC Documents" shall have the meaning set forth in Section 2.7.

         "Gasco Stock Equivalents" shall have the meaning set forth in Section 2.4.

         "Gasco Stock Options" shall have the meaning set forth in Section 2.4.

         "Gasco Subsidiaries" shall have the meaning set forth in Section 2.2.

         "Governmental Entity" shall mean any federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, domestic, foreign or supranational.

         "Hazardous Materials" means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

         "Indebtedness" of any Person at any date shall mean (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under financing leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person and with respect to unpaid reimbursement obligations

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

related to letters of credit issued for the account of such Person and (e) all liabil ities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

         "Intellectual Property Rights" shall mean any right to use, all patents, patent rights, trademarks, trade names, trade dress, logos, service marks, copyrights, know how and other proprietary intellectual property rights and computer programs held or used by Gasco or any of the Gasco Subsidiaries that are individually or in the aggregate material to the conduct of the business of Gasco and the Gasco Subsidiaries, taken as a whole.

         "Investment Entity" shall mean an entity in which Gasco or any of the Gasco Subsidiaries has an Investment Interest.

         "Investment Interest" shall mean a direct or indirect ownership of (i) capital stock, bonds, debentures, partnership, membership interests or other ownership interests or other securities of any Person; (ii) any deposit with or advance, loan or other extension of credit (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise to resell such property to such other Person) to any other Person;
(iii) any revenue or profit interests pursuant to any agreement or license, or
(iv) any agreement, commitment, right, understanding or arrangement with respect to any of the items referred to in (i), (ii) or (iii) of this definition.

         "Knowledge" and "known to" shall mean the actual knowledge of the executive officers of Gasco or the executive officers of FECC, as the case may be, who have exercised reasonable due diligence with respect to the representation and warranty to which such knowledge statement is made.

         Liens" shall mean any pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever.

         Material Adverse Change" or "Material Adverse Effect" shall mean, when used in connection with a person, any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) or fact or condition that is materially adverse to the business, properties, assets, financial condition or results of operations of that person and its Subsidiaries taken as a whole, provided, however, that (i) any adverse change, effect or development that is primarily caused by conditions affecting the United States economy generally or the economy of any nation or region in which that person, or its Subsidiaries conducts business that is material to the business of that person and its Subsidiaries, taken as a whole, shall not be taken into account in determining whether there has been (or whether there could reasonably be foreseen) a "Material Adverse Change" or "Material Adverse Effect" with respect to that person (ii) any adverse change, effect or development that is primarily caused by conditions generally affecting the industries in which a person, conducts its business shall not be taken into account in determining whether there has been (or whether there could reasonably be foreseen) a "Material Adverse Change" or "Material Adverse Effect" with respect to that person, and (iii) any adverse change, effect or development that is primarily caused by the announcement or pendency of this Agreement, the Reorganization or the transactions contemplated hereby shall not be taken

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

into account in determining whether there has been (or whether there could reasonably be foreseen) a "Material Adverse Change" or "Material Adverse Effect" with respect to a person; and a "Material Adverse Effect" with respect to a person, shall include any applicable event, fact or condition with respect to that party which would reasonably be expected to delay, interfere with, impair or prevent the transactions contemplated by this agreement in a manner which would have a material adverse effect on such transactions taken as a whole considering the intentions and expectations of the parties hereto. "Maximum Share Amount" shall have the meaning set forth in Section 1.6(e).

         "NRS" shall mean the Nevada Revised Statutes, Chapter 78 and 92A.

         "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator or other legal representative, Governmental Entity, political subdivision, or any group of Persons acting in concert.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

         "Significant Employee" shall mean any Employee of Gasco or any of the Gasco Subsidiaries who (i) is an officer of Gasco or any of the Gasco Subsidiaries, (ii) has a written employment contract with Gasco or any of the Gasco Subsidiaries that calls for annual compensation in excess of $100,000, or
(iii) is compensated by Gasco and/or any of the Gasco Subsidiaries at an annual rate greater than $100,000.

         "Subsidiary" or "subsidiary" of a Person shall mean any Person (including any corporation, partnership, joint venture, limited liability company or other entity) in which the Person in question owns, directly or indirectly, an amount of the voting securities, other voting ownership or voting partnership interests which is sufficient to elect at least a majority of such Person's Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests) of such Person.

         "Tax" and "Taxes" shall mean any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Entity.

         "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax including any information return, claim for refund, amended return or declaration of estimated tax.

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

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         GASCO ENERGY, INC.


                                         By: /s/ MARK A. ERICKSON
                                             --------------------------------


                                         FIRST ECOM.COM, INC.


                                         By: /s/ GREGORY PEK
                                             --------------------------------


                                         For purposes of Section 5 only:


                                         /s/ MARC BRUNER
                                         ------------------------------------
                                         Marc Bruner


                                         /s/ MARK ERICKSON
                                         ------------------------------------
                                         Mark Erickson











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